UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2024

Redfin Corporation
(Exact name of registrant as specified in its charter)

Delaware		001-38160	74-3064240
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

1099 Stewart Street	Suite 600
Seattle	WA		98101
(Address of principal executive offices)			(Zip Code)

(206)	576-8333
Registrant's telephone number, including area code

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDFN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.02. Results of Operations and Financial Conditions.

We are furnishing this information under Item 2.02 solely to report the $9.25 million pre-tax charge for the Settlement Amount (as defined below) that we expect to record during the quarter ended March 31, 2024. The Settlement Amount is expected to be excluded from our calculation of Adjusted EBITDA for the quarter ended March 31, 2024.

Item 7.01 Regulation FD.

On May 3, 2024, we entered into a settlement term sheet (the “Proposed Settlement”) to resolve on a nationwide basis the pending class action litigation Gibson v. NAR, No. 4:23-cv-00788 (W.D. Mo.), which has been consolidated with Umpa v. NAR, 4:23-cv-00945 (W.D. Mo.), and is pending in the United States District Court for the Western District of Missouri (collectively, the “Lawsuits”). The Proposed Settlement resolves all claims in the Lawsuits, and similar claims on behalf of home sellers on a nationwide basis, against us (the “Claims”) and releases us, our subsidiaries, and our agents from the Claims. The Proposed Settlement does not require an admission of liability, nor do we concede or validate any of the claims asserted against us in the Lawsuits. Under the Proposed Settlement, we agreed to pay $9.25 million (the “Settlement Amount”) into a qualified settlement fund within 30 days of the court’s preliminary approval of the Settlement Agreement. We do not expect the terms of the Proposed Settlement to have a material impact on our future operations.

The information contained in Item 2.02 and Item 7.01 of this Current Report on Form 8-K is being “furnished” and shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filings by us under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws, including statements related to the Proposed Settlement, the amount and timing of the payment pursuant to the Proposed Settlement; the expected $9.25 million pre-tax charge for the Settlement Amount and the impact of such charge on our results of operations and cash flows for the quarter ended March 31, 2024 and its expected exclusion from our calculation of Adjusted EBITDA. We believe our expectations related to these forward-looking statements are reasonable, but actual results may turn out to be materially different. Factors that could cause actual results to differ materially from the forward-looking statements include the ability of the parties to obtain preliminary and final court approval of the Proposed Settlement and the final terms being substantially the same as those set forth in the Proposed Settlement and the nature and amount of the exclusion of charges in future periods when determining Adjusted EBITDA is subject to uncertainty and may not be similar to such charges in prior periods. For additional factors, please see the risks and uncertainties identified under the heading "Risk Factors" in our annual report for the year ended December 31, 2023, which is available on our Investor Relations website at http://investors.redfin.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this Current Report on Form 8-K. We undertake no obligation to update forward-looking statements to reflect future events or circumstances

Exhibit Number	Description
104	Cover page interactive data file, submitted using inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Redfin Corporation
(Registrant)

Date: May 6, 2024	/s/ Chris Nielsen
Chris Nielsen Chief Financial Officer